Exhibit 10.3

SUNTRUST	Commercial Note Date: June 23, 2006

Borrower:   LRM Industries, LLC

Borrower Address:  135 Gus Hipp Blvd.
                                Rockledge, FL 32955-4750

Loan Amount:   Five Hundred Fifty Thousand Dollars and no cents ($550,000.00)

For value received, the borrower(s) named above whether one or more, (the "Borrower"), jointly and severally promise to pay to the order of SunTrust Bank, a Georgia banking corporation ("SunTrust") at any of its offices, or at such place as SunTrust may in writing designate, without offset in U.S. Dollars and in immediately available funds, the Loan Amount shown above, or the total of all amounts advanced under this commercial note and any modifications, renewals, extensions or replacements thereof (this "Note") if less than the full Loan Amount is advanced, plus interest and any other amounts due, upon the terms specified below.

Loan Type: Revolving Master Borrowing Loan. This is an open end revolving line of credit. Borrower may borrow an aggregate principal amount up to the Loan Amount outstanding at anyone time.

Repayment Terms: Principal is due and payable in full on the Maturity Date, but the Borrower shall be liable for only so much of the Loan Amount as shall be equal to the total amount advanced to the Borrower by SunTrust from time to time, less all payments made by or for the Borrower and applied by SunTrust to principal. Advances under this Note shall be recorded and maintained by SunTrust in its internal records and such records shall be conclusive of the principal and interest owed by Borrower unless there is a material error in such records.

Accrued interest will be payable on the 23rd day of each month beginning on July 23, 2006, with all unpaid accrued interest due and payable on the Maturity Date.

"Maturity Date" means May 23, 2007 or such date to which this Note may be extended or renewed in the sole discretion of SunTrust by written notice from SunTrust to Borrower.

Additional Terms And Conditions

This Note is subject to and governed by additional terms and conditions contained in a(n) Agreement to Commercial Note between the Borrower and SunTrust dated June 23, 2006 and any modifications, renewals, extensions or replacements thereof (the "Agreement"). In the event of a conflict between any term or condition contained in this Note and in the Agreement, such term or condition of the Agreement shall control.

Interest

Interest will accrue on an actuall360 basis (on the actual number of days elapsed over a year of 360 days). Interest shall accrue from the date of disbursement on the unpaid balance and shall continue to accrue until this Note is paid in full.

This is a variable rate transaction. The interest rate is prospectively subject to increase or decrease without prior notice.

Subject to the above, interest per annum payable on this Note (the "Rate") shall be a variable rate based on the following Index:

The one month LIBOR Rate as defined on the attached Addendum A, LIBOR Index Rate Addendum.

The Rate shall be equal to the Index plus 1.25% per annum. Adjustments to the Rate shall be effective monthly on the same day of each month beginning July 01, 2006 or the next business day if such date does not fall on a business day. The Rate will never be more than 17.50% per annum or the maximum interest rate permitted by applicable law, whichever is less.

Collateral

Unless otherwise agreed in writing, any collateral pledged to SunTrust to secure any of the existing or future liabilities of the Borrower to SunTrust shall also secure this Note. To the extent permitted by law, the Borrower grants to SunTrust a security interest in and a lien upon all deposits and investments maintained by the Borrower with SunTrust and any affiliates thereof.

Collateral for this Note includes, but is not limited to, the following:

Secured by Letter of Credit-Foreign Bank-Acceptable standby LC in favor of ST by Toronto Dominion Bank., whether now existing or hereafter acquired and all proceeds and products thereof as more particularly described in a Security Agreement executed by LRM Industries, LLC dated this date.

All of the foregoing security is referred to collectively as the "Collateral". Unless otherwise agreed in writing, the Collateral is security for the payment of this Note and any other liability (including overdrafts and future advances) of the Borrower to Sun Trust, however evidenced, now existing or hereafter incurred, matured or unmatured, direct or indirect, absolute or contingent, several, joint, or joint and several, including any extensions, modifications or renewals. The proceeds of any Collateral may be applied against the liabilities of the Borrower to SunTrust in such order as SunTrust deems proper.

Loan Purpose And Updated Financial Information Required

The Borrower warrants and represents that the loan evidenced by this Note is being made solely for the purpose of acquiring or carrying on a business, professional or commercial activity or acquiring real or personal property as an investment (other than a personal investment) or for carrying on an investment activity (other than a personal investment activity). The Borrower agrees to provide to SunTrust updated financial information, including, but not limited to, tax returns and current financial statements in form satisfactory to SunTrust, as well as additional information, reports or schedules (financial or otherwise), all as SunTrust may from time to time request.

Representations and Warranties

This Note has been duly executed and delivered by Borrower, constitutes Borrower's valid and legally binding obligations and is enforceable in accordance with its terms against Borrower. The execution, delivery and performance of this Note and the consummation of the transaction contemplated will not, with or without the giving of notice or the lapse of time, (a) violate any material law applicable to Borrower, (b) violate any judgment, writ, injunction or order of any court or governmental body or officer applicable to Borrower, (c) violate or result in the breach of any material agreement to which Borrower is a party nor (d) as applicable, violate any charter, bylaws, operating agreement, partnership agreement or any other agreement by which Borrower is bound. No consent, approval, license, permit or other authorization of any third party or any governmental body or officer is required for the valid and lawful execution and delivery of this Note.

Default, Acceleration And Setoff

As used herein the term "Obligor" shall individually and collectively refer to the Borrower and any person or entity that is primarily or secondarily liable on this Note and any person or entity that has conveyed or may hereafter convey any security interest or lien to SunTrust in any real or personal property to secure payment of this Note. An "event of default" shall occur hereunder upon the occurrence of anyone or more of the following events or conditions:

(a) the failure by any Obligor to pay when due, whether by acceleration or otherwise, any amounts owed under this Note;

(b) the occurrence of any event of default under any agreement or loan document executed in conjunction with this Note or the failure of any Obligor to perform any covenant, promise or obligation contained in this Note or any other agreement to which any Obligor and SunTrust are parties;

(c) the breach of any of any Obligor's representations or warranties contained in this Note or any other agreement with SunTrust;

(d) the failure of any Obligor to pay when due any amount owed to any creditor other than SunTrust under a written  agreement calling for the payment of money;

(e) the death, declaration of incompetency, dissolution, liquidation, merger, consolidation, termination or suspension of  usual business of any Obligor;

(f) any person or entity, or any group of related persons or entities, shall have or obtain legal or beneficial ownership of a majority of the outstanding voting securities or rights of any Obligor that is not a natural person, other than any person or entity, or any group of related persons or entities that has such majority ownership as of the date of this Note;

(g) the insolvency or inability to pay debts as they mature of any Obligor, the application for the appointment of a receiver for any Obligor, the filing of a petition or the commencement of a proceeding by or against any Obligor under any provision of any' applicable Bankruptcy Code or other insolvency law, or statute, or any assignment for the benefit of creditors by or against any Obligor;

(h) the entry of a judgment or the issuance or service of any attachment, levy or garnishment against any Obligor or the property of any Obligor or the repossession or seizure of property of any Obligor;

(i) a determination by SunTrust that a material adverse change in the financial condition of any Obligor has occurred since the date of this Note;

(j) any Obligor commits fraud or makes a material misrepresentation at any time in connection with this Note or any Collateral;

(k) any deterioration or impairment of the Collateral or any decline or depreciation in the value of the Collateral which causes the Collateral in the judgment of SunTrust to become unsatisfactory as to character or value;

(l) the sale or transfer by any Obligor of all or substantially all of such Obligor's assets other than in the ordinary course of business; or

(m) any other act or circumstances leading SunTrust to deem itself insecure.

If an event of default occurs, or in the event of non-payment of this Note in full at maturity, the entire unpaid balance of this Note shall, at the option of SunTrust, become immediately due and payable, without notice or demand and no future advances will be permitted. The entire unpaid balance of this Note shall automatically become immediately due and payable without notice or demand upon the occurrence of an event of default under section g above. Upon the occurrence of an event of default, SunTrust, at its option, may charge interest on the unpaid balance of this Note at the lesser of (i) the Rate plus 4.00% per annum or (ii) the maximum rate allowed by law (the "Default Rate") until paid in full. To the extent permitted by law, upon default SunTrust will have the right, in addition to all other remedies permitted by law, to set off the amount due under this Note or due under any other obligation to SunTrust against any and all accounts, whether checking or savings or otherwise, credits, money, stocks, bonds or other security or property of any nature whatsoever on deposit with, held by, owed by, or in the possession of, SunTrust to the credit of or for the account of any Obligor, without notice to or consent by any Obligor. The remedies provided in this Note and any other agreement between Sun Trust and any Obligor are cumulative and not exclusive of any other remedies provided by applicable law.

Late Charges And Other Authorized Fees And Charges

If any portion of a payment is at least 10 days past due, the Borrower agrees to pay a late charge of 5% of the amount which is past due. Unless prohibited by applicable law, the Borrower agrees to pay the fee established by Sun Trust from time to time for returned checks if a payment is made on this Note with a check and the check is dishonored for any reason after the second presentment. In addition to any other amounts owed under the terms of this Note, the Borrower agrees to pay those fees and charges disclosed in the attached Disbursements and Charges Summary which is incorporated in this Note by reference and, as permitted by applicable law, the Borrower agrees to pay the following: (a) all expenses, including, without limitation, any and all costs incurred by SunTrust related to default, all court costs and out-of-pocket collection expenses and reasonable attorneys' fees whether suit be brought or not, incurred in collecting this Note; (b) all costs incurred in evaluating, preserving or disposing of any Collateral granted as security for the payment of this Note, including the cost of any audits, appraisals, appraisal updates, reappraisals or environmental inspections which SunTrust from time to time in its sole discretion may deem necessary; ( c) any premiums for property insurance purchased on behalf of the Borrower or on behalf of the owner(s) of any Collateral pursuant to any security instrument relating to any Collateral; and (d) any expenses or costs incurred in defending any claim arising out of the execution of this Note or the obligation which it evidences, or otherwise involving the employment by SunTrust of attorneys with respect to this Note and the obligations it evidences. The Borrower agrees to pay such amounts on demand or, at SunTrust's option, such amounts may be added to the unpaid balance of the Note and shall accrue interest at the stated Rate. Upon the occurrence of an event of default, or after demand and failure to pay if this Note is payable on demand, interest shall accrue at the Default Rate.

Prepayment Provision

Borrower may make a prepayment in any amount at any time without penalty.

Waivers

The Borrower and each other Obligor waive presentment, demand, protest, notice of protest and notice of dishonor and waive all exemptions, whether homestead or otherwise, as to the obligations evidenced by this Note and waive any discharge or defenses based on suretyship or impairment of Collateral or of recourse. The Borrower and each other Obligor waive any rights to require SunTrust to proceed against any other Obligor or any Collateral before proceeding against the Borrower or any of them, or any other Obligor, and agree that without notice to any Obligor and without affecting any Obligor's liability, SunTrust, at any time or times, may grant extensions of the time for payment or other indulgences to any Obligor or permit the renewal or modification of this Note, or permit the substitution, exchange or release of any Collateral for this Note and may add or release any Obligor primarily or secondarily liable. The Borrower and each other Obligor agree that SunTrust may apply all monies made available to it from any part of the proceeds of the disposition of any Collateral or by exercise of the right of setoff either to the obligations under this Note or to any other obligations of any Obligor to SunTrust, as Sun Trust may elect from time to time.

Waiver of Jury Trial

THE BORROWER AND SUNTRUST HEREBY KNOWINGLY, VOLUNTARIL Y, INTENTIONALLY, AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUNTRUST ENTERING INTO OR ACCEPTING THIS NOTE. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF SUNTRUST, NOR SUNTRUSTS COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUNTRUST WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

Patriot Act Notice

SunTrust hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act Title III of Pub. L. 107-56 (signed into law October 26, 2001), SunTrust may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Sun Trust to identify the Borrower in accordance with the Act.

Hold Harmless and Indemnification

Borrower hereby indemnifies and agrees to hold SunTrust and its officers, directors, employees, agents and affiliates harmless from and against all claims, damages, liabilities (including attorneys' fees and legal expenses), causes of action, actions, suits and other legal proceedings (collectively, .Claims") in any matter relating to or arising out of this Note or any loan document executed in connection with this Note, or any act, event or transaction related thereto or to the Collateral. Borrower shall immediately provide SunTrust with written notice of any such Claim. Upon request of SunTrust, Borrower shall defend SunTrust from such Claims, and pay the attorneys' fees, legal expenses and other costs incurred in connection therewith, or in the alternative, SunTrust shall be entitled to employ its own legal counsel to defend such Claims at Borrower's sole expense.

Miscellaneous

All amounts received by SunTrust shall be applied to expenses, late fees and interest before principal or in any other order as determined by SunTrust, in it sole discretion, as permitted by law. Any provision of this Note which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note. No amendment, modification, termination or waiver of any provision of this Note, nor consent to any departure by the Borrower from any term of this Note, shall in any event be effective unless it is in writing and signed by an authorized officer of SunTrust, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of SunTrust to exercise any right, power or remedy under this Note shall be construed as a waiver of the right to exercise the same or any other right at any time. If the Rate is tied to an external index and the index becomes unavailable during the term of this loan, SunTrust may, in its sole and absolute discretion, designate a substitute index with notice to the Borrower. The captions of the paragraphs of this Note are for convenience only and shall not be deemed to constitute a part hereof or used in construing the intent of the parties. All representations, warranties, covenants and agreements contained herein or made in writing by Borrower in connection herewith shall survive the execution and delivery of this Note and any other agreement, document or writing relating to or arising out of any of the foregoing. All notices or communications given to Borrower pursuant to the terms of this Note shall be in writing and given to Borrower at Borrower's address stated above unless Borrower notifies SunTrust in writing of a different address. Unless otherwise specifically provided herein to the contrary, such written notices and communications shall be delivered by hand or overnight courier service, or mailed by first class mail, postage prepaid, addressed to the Borrower at the address referred to herein. Any written notice delivered by hand or by overnight courier service shall be deemed given or received upon receipt. Any written notice delivered by U.S. Mail shall be deemed given or received on the third (3rd) business day after being deposited in the U.S. Mail.

Notwithstanding any provision of this Note or any loan document executed in connection with this Note to the contrary, the Borrower and SunTrust intend that no provision of this Note or any loan document executed in connection with this Note be interpreted, construed, applied, or enforced in a way that will permit or require the payment or collection of interest in excess of the highest rate of interest permitted to be paid or collected by the laws of the jurisdiction indicated below, or federal law if federal law preempts the law of such jurisdiction with respect to this transaction (the "Maximum Permitted Rate"). If, however, any such provision is so interpreted, construed, applied, or enforced, Borrower and SunTrust intend (a) that such provision automatically shall be deemed revised so as to require payment only of interest at the Maximum Permitted Rate; and (b) if interest payments in excess of the Maximum Permitted Rate have been received, that the amount of such excess shall be deemed credited retroactively in reduction of the then-outstanding principal amount of this obligation, together with interest at the Maximum Permitted Rate. In connection with all calculations to determine the Maximum Permitted Rate, the Borrower and SunTrust intend (a) that all charges be excluded to the extent they are properly excludable under the usury laws of such jurisdiction or the United States, as they from time to time are determined to apply to this obligation; and (b) that all charges that may be spread in the manner provided by statute of the jurisdiction Indicated or any similar law, be so spread.

Liability, Successors And Assigns And Choice Of Law

Each Borrower shall be jointly and severally obligated and liable on this Note. This Note shall apply to and bind each of the Borrower's heirs, personal representatives, successors and permitted assigns and shall inure to the benefit of SunTrust, its successors and assigns. Notwithstanding the foregoing, Borrower shall not assign Borrower's rights or obligations under this Note without SunTrust's prior written consent. The Borrower agrees that certain material events and occurrences relating to this Note bear a reasonable relationship to the laws of Florida. This Note shall be governed by the laws of Florida and, unless applicable law provides otherwise, in the event of any legal proceeding arising out of or related to this Note, the Borrower consents to the jurisdiction and venue of any court located in Florida.

Documentary and Intangible Taxes

In the event that any intangible tax or documentary stamp tax is due from SunTrust to any state or other governmental agency or authority because of the execution or holding of this Note, the Borrower shall, upon demand, reimburse Sun Trust for any such tax paid. No Florida Documentary Stamp Taxes are required.

By signing below under seal, the Borrower agrees to the terms of this Note and the disbursement of proceeds as described in the Disbursements and Charges Summary provided in connection with this transaction.

LRM Industries, LLC

By:__________________________________

John W. Verbicky, President and CEO

SUNTRUST	Addendum A to Note Libor Index Rate (104)

SECTION 1

Definitions. As used in this Addendum, the following terms shall have the meanings set forth below:

"Bank" shall mean SunTrust Bank and its successors and assigns.

"Borrower" shall collectively and individually refer to the undersigned, the maker of the attached note dated June 23, 2006 ("Note"). The terms of this Addendum are hereby incorporated into the Note and in the event of any conflict between the terms of the Note and the terms of this Addendum, the terms of this Addendum shall control.

"Business Day" shall mean, with respect to Interest Periods applicable to the LIBOR Rate, a day on which the Bank is open for business and on which dealings in U.S. dollar deposits are carried on in the London Inter-Bank Market.

"Interest Period" shall mean a period of one (1) month, provided that (i) the initial Interest Period may be less than one month, depending on the initial funding date and (ii) no Interest Period shall extend beyond the maturity date of the Note.

"Interest Rate Determination Date" shall mean the date the Note is initially funded and the first Business Day of each calendar month thereafter.

"LIBOR Rate" shall mean that rate per annum effective on any Interest Rate Determination Date which is equal to the quotient of:

(i) the rate per annum equal to the offered rate for deposits in U.S. dollars for a one (1) month period, which rate appears on that page of Bloomberg reporting service, or such similar service as determined by the Bank, that displays British Bankers' Association interest settlement rates for deposits in U.S. Dollars, as of 11 :00 A.M. (London, England time) two (2) Business Days prior to the Interest Rate Determination Date; provided, that if no such offered rate appears on such page, the rate used for such Interest Period will be the per annum rate of interest determined by the Bank to be the rate at which U.S. dollar deposits for the Interest Period, are offered to the Bank in the London Inter-Bank Market as of 11 :00 A.M. (London, England time), on the day which is two (2) Business Days prior to the Interest Rate Determination Date, divided by

(ii) a percentage equal to 1.00 minus the maximum reserve percentages (including any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upward to the next 1/100th of 1%) in effect on any day to which the Bank is subject with respect to any LIBOR loan pursuant to regulations issued by the Board of Governors of the Federal Reserve System with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities' under Regulation D). This percentage will be adjusted automatically on and as of the effective date of any change in any reserve percentage.

"Prime Rate" shall mean the publicly announced prime lending rate of the Bank from time to time in effect, which rate may not be the lowest or best lending rate made available by the Bank or, if the Note is governed by Subtitle 10 of Title 12 of the Commercial Law Article of the Annotated Code of Maryland, "Prime Rate" shall mean the Wall Street Journal Prime Rate, which is the Prime Rate published in the "Money Rates" section of the Wall Street Journal from time to time.

SECTION 2

Interest. The Borrower shall pay interest upon the unpaid principal balance of the Note at the LIBOR Rate plus the margin provided in the Note. Interest shall be due and payable as provided in the Note and shall be calculated as described in the Note. The interest rate shall remain fixed during each month based upon the interest rate established pursuant to this Addendum on the applicable Interest Rate Determination Date.

SECTION 3

Additional Costs. In the event that any applicable law or regulation or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) (i) shall change the basis of taxation of payments to the Bank of any amounts payable by the Borrower hereunder (other than taxes imposed on the overall net income of the Bank) or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or (iii) shall impose any other condition with respect to the Note, and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining the Note or to reduce any amount receivable by the Bank hereunder, and the Bank determines that such increased costs or reduction in amount receivable was attributable to the LIBOR Rate basis used to establish the interest rate hereunder, then the Borrower shall from time to time, upon demand by the Bank, pay to the Bank additional amounts sufficient to compensate the Bank for such increased costs (the "Additional Costs"). A detailed statement as to the amount of such Additional Costs, prepared in good faith and submitted to the Borrower by the Bank, shall be conclusive and binding in the absence of manifest error.

SECTION 4

Unavailability Of Dollar Deposits. If the Bank determines in its sole discretion at any time (the "Determination Date") that it can no longer make, fund or maintain LIBOR based loans for any reason, including without limitation illegality, or the LIBOR Rate cannot be ascertained or does not accurately reflect the Bank's cost of funds, or the Bank would be subject to Additional Costs that cannot be recovered from the Borrower, then the Bank will notify the Borrower and thereafter will have no obligation to make, fund or maintain LIBOR based loans. Upon such Determination Date the Note will be converted to a variable rate loan based upon the Prime Rate.

Thereafter the interest rate on the Note shall adjust simultaneously with any fluctuation in the Prime Rate.

LRM Industries, LLC

By:_____________________________________

John W. Verbicky, President and CEO

SUNTRUST	Agreement to Commercial Note

This Agreement dated June 23, 2006 between LRM Industries, LLC ("Borrower") and SunTrust Bank ("SunTrust") constitutes the "Agreement" referenced under "Additional Terms and Conditions" in the Commercial Note dated June 23, 2006 in the Loan Amount equal to $550,000.00. The terms and conditions of this Agreement and the terms and conditions of the Note constitute the entire agreement between Borrower and SunTrust. All defined terms used herein that are not defined herein shall have the meanings ascribed to such terms in the above referenced Commercial Note.

Borrower and SunTrust hereby agree to the following terms and conditions:

I. AFFIRMATIVE COVENANTS

A.  Financial Information. Borrower shall deliver the following financial information to SunTrust as indicated below:

Borrower's Annual consolidated Financial Statement that has been reviewed by a certified public accountant acceptable to SunTrust. Such Financial Statement shall be prepared on a GMP (generally accepted accounting principles) basis and shall be delivered to SunTrust within one hundred fifty (150) days after Borrower's fiscal year-end, commencing with the fiscal year ending 12/31/2006. "Financial Statement" shall include at a minimum, a balance sheet, income statement, statement of retained earnings, statement of cash flows, footnotes, appropriate supporting schedules and other information requested by SunTrust.

Borrower's unaudited quarterly Financial Statement, certified by an authorized officer of Borrower as to its accuracy, shall be delivered to SunTrust within thirty (30) days after the close of each fiscal quarter.

Borrower shall deliver within five (5) days of such request, any additional financial information with respect to Borrower or any guarantor as SunTrust may reasonably request.

B. Compliance Certificate. Concurrently with the delivery of the financial information required hereunder, Borrower shall deliver to SunTrust a certificate of a duly authorized officer of Borrower in a form satisfactory to SunTrust (i) certifying as to whether there exists an event of default or any circumstances which, with notice or the passage of time or both, would constitute an event of default and if there exists an event of default or any such circumstance, specifying the details thereof and the action which Borrower has taken or proposes to take with respect thereto and (ii) setting forth in reasonable detail calculations demonstrating compliance with the financial covenants included in this Agreement.

C.  Notification. Borrower shall immediately notify SunTrust of (i) the occurrence of any event of default (or any circumstances which, with notice or the passage of time or both, would constitute an event of default) under the Note, (ii) the commencement of any action, suit, or proceeding or any other matter that could reasonably be expected to have a material adverse effect on the financial condition, operations, assets or prospects of Borrower, (iii) any event or development that could reasonably be expected to have a material adverse effect on the assets, operations or financial condition of Borrower and (iv) any change in the senior management of Borrower.

D.  Deposit Accounts. Borrower shall maintain its primary operating account with SunTrust.

II. NEGATIVE COVENANTS

A.  Dividend Payments. Upon the occurrence and during the continuation of an Event of Default or any event or condition that with the passage of time or the giving of notice or both could become an Event of Default, Borrower will not declare or make, or agree to payor make, directly or indirectly, any cash dividend on any class of its stock.

III.  CONDITION PRECEDENT TO THE MAKING OF EACH ADVANCE

A.  The making of each advance under the Note is subject to accuracy of representations and warranties and the further condition that no Event of Default or event which with the passing of time or the giving of notice or both would constitute an Event of Default shall exist at such time.

IV.  ADDITIONAL EVENTS OF DEFAULT

A.  Any guarantor terminates or cancels or seeks to terminate or cancel its Guaranty.

B.  Cross Default. A default in Nova Chemicals' $375,000,000.00 Revolving Loan Document dated 06/30/2005 including all renewals and/or replacements with Agent TD Securities and/or Nova Chemicals' $100,000,000.00 Revolving Loan Document dated 01/20/2006 including all renewals and/or replacements is a default of this agreement.

V.  ADDITIONAL CONDITIONS

A.  The Standby letter of credit securing the revolving line of credit by Toronto Dominion to be acceptable to SunTrust Bank, in terms, conditions, draw requirements and maturity and in place prior to funding.

IN WITNESS WHEREOF, Borrower and SunTrust have caused this Agreement to be executed as of the date first above written.

Individual Borrower(s):                                                 Non-Individual Borrower(s):

_________________________________     (Seal)   _____________________________
Borrower Signature                                                      LRM Industries, LLC

_________________________________                 By:___________________________
Name

_________________________________     (Seal)       __________________________
Borrower Signature                                                           John Verbicky, President

________________________________                        __________________________
Name

_________________________________     (Seal)         By:_______________________
Borrower                                                                                 Signature

_________________________________                      _________________________
Name

SunTrust Bank

By:_________________________________
Commercial Banking Officer

SUNTRUST	Security Agreement Certificated Securities, Notes, Instruments, Etc.

This Security Agreement dated as of June 23, 2006, by LRM Industries, LLC  (the "Owner") in favor of SunTrust Bank, its present and future affiliates and their successors and assigns (collectively, "SunTrust") provides:

Security Agreement. In order to induce SunTrust from time to time to enter into agreements with and to extend or continue to extend credit to LRM Industries, LLC (and anyone or more and any combination if more than one, the "Borrower") and in consideration of any credit so extended, the Owner (which may include the Borrower) hereby grants, sells, assigns, transfers and conveys to SunTrust a security interest in the Collateral and all proceeds, products, rents and profits thereof and all substitutions and replacements therefore and all revenues from the right to use the Collateral to secure the prompt payment and performance of any and all liabilities, obligations. agreements and undertakings of Borrower to SunTrust (and, in addition, all liabilities, obligations, agreements and undertakings of Owner, or anyone or more of them, to SunTrust if Owner and Borrower are not the same person or entity) in any amount, whether now existing or hereafter arising, including those owed by Borrower or Owner to others and acquired by Sun Trust through purchase, assignment or otherwise, however created, evidenced or arising, whether individually or jointly with others, and whether absolute or contingent, direct or indirect, as maker, endorser, guarantor, surety or otherwise, liquidated or unliquidated, matured or unmatured, whether or not secured by other collateral, and including, without limitation, (a) all obligations to perform or forbear from performing any acts, (b) all overdrafts on deposits or accounts maintained by Borrower or Owner with SunTrust, (c) all liabilities, obligations, agreements and undertakings of Borrower or Owner to SunTrust pursuant to any interest rate hedge agreement or other derivative transaction agreement or any foreign exchange contract or any application or other agreement requesting SunTrust to issue any letter of credit including, without limitation, the obligation of Borrower or Owner to reimburse SunTrust for all amounts funded by SunTrust pursuant to any such letter of credit, and (d) all costs of collection and protection of SunTrust's rights, including attorneys' fees allowed by law (in the amount of 15% of the principal and interest secured hereby if this agreement is governed by the laws of Georgia), whether such collection or protection occurs prior to, during, or after any bankruptcy proceedings filed by or against any Obligor (as such term is defined below) (all the foregoing being hereinafter collectively referred to as the "Obligations").

Collateral. As used in this Security Agreement, the term "Collateral" shall mean the following personal property, consisting of securities, instruments, documents, chattel paper, investment property, promissory notes, documents of title, documentary drafts, accounts, letter of credit rights, general intangibles or other property, and all proceeds and products thereof and all substitutions and replacements therefore (as all such terms are defined in the Uniform Commercial Code) whether now existing or hereafter acquired: Secured by Letter of Credit-Foreign Bank-Acceptable Letter of Credit in favor of SunTrust by Toronto Dominion Bank

L/C no.:           _______________________________________

If the Collateral consists of stock, securities, or investment property, the Owner also grants to SunTrust a security interest in all rights to which an owner of the Collateral is now entitled or may become entitled by virtue of owning such Collateral including, without limitation, any interest, increase in or profits or income derived therefrom, cash, stock and non-cash distributions, dividends and stock rights, any payment upon redemption or dissolution and liquidation of the issuer and the net cash receipts from the sale of any share(s) or any fractional share of stock held in connection with a stock dividend or stock split. Owner shall retain and may exercise in its own discretion any voting rights associated with the Collateral, provided however that upon an Event of Default hereunder, SunTrust shall have the right, in its discretion, to transfer or register any of the Collateral into the name of SunTrust, or any nominee of SunTrust, and/or to exercise any or all voting rights as to any or all of the Collateral.

Representations and Warranties. The Owner represents and warrants to SunTrust as follows:

a.  This Security Agreement has been duly executed and delivered by Owner, constitutes Owner's valid and legally binding obligation and is enforceable in accordance with its terms against Owner. Owner represents and warrants to SunTrust that it has rights in all of the Collateral and/or has the power to transfer rights in all of the Collateral. The execution, delivery and performance of this Security Agreement, the grant of the security interest in the Collateral and the consummation of the transactions contemplated will not, with or without the giving or notice of the lapse of time, (a) violate an material law applicable to Owner, (b) violate any judgment, writ, injunction or order of any court or governmental body or officer applicable to Owner, (c) violate or result in the breach of any material agreement to which Owner is a party or by which any of Owner's property, including the Collateral, is bound or (d) violate any restriction on the transfer of any of the Collateral. The Owner is and will continue to be the absolute owner of the Collateral and there are no other liens or security interests affecting the Collateral other than the security interest granted in this Security Agreement except those previously disclosed to SunTrust in writing by the Owner. If the Owner is acting in the capacity of trustee, administrator or executor of an estate, such fact shall be disclosed and satisfactory evidence of capacity and authorization shall be provided to SunTrust.

b. Check and complete the section which applies:

[ ] The Owner is an individual above the age of majority and has the legal capacity to enter into this Security Agreement and the Owner's principal residence is located in the state of _____________________________________.

[ ] The Owner is a corporation duly organized and existing under the laws of the state of____________________________ and the Owner's Organizational Identification Number is ______________________ . The Owner is duly qualified and in good standing as a foreign corporation in every jurisdiction where such qualification is necessary; the execution and performance of this Security Agreement have been duly authorized by action of its Board of Directors, no action of its shareholders being necessary; the execution and performance of this Security Agreement will not violate or contravene any provisions of law or regulation or its Articles of Incorporation, Shareholder Agreement, By-Laws or other agreements to which it is a party or by which it is bound; and no consent or approval of any governmental agency or authority is required in making or performing the obligations under this Security Agreement..

[x] The Owner is a registered partnership, limited liability company or other registered entity organized under the laws of the state of Delaware  and the Owner's Organizational Identification Number is M05000001393  ; the Owner is duly qualified and in good standing to do business in every jurisdiction where qualification is necessary; the execution and performance of this Security Agreement have been duly authorized by its partners/ members/managers as applicable and no further action of any party is necessary; the execution and performance of this Security Agreement will not violate or contravene any provisions of law or regulation or any partnership agreement, articles of organization, operating agreement or other agreement to which it is a party or by which it is bound; and no consent or approval of any governmental agency or authority is required in making or performing the obligations under this Security Agreement.

[ ] The Owner is an entity, which is not registered; the execution and performance of this Security Agreement have been duly authorized by all necessary party/ies and no further action of any party is necessary; the execution and performance of this Security Agreement will not violate or contravene any provisions of law or regulation or agreement to which Owner is a party or by which it is bound; and no consent or approval of any governmental agency or authority is required in making or performing the obligations under this Security Agreement; the Owner's place of business (if only one place of business) or chief executive office (if more than one place of business) is located in __________________________________________.

c.  All information supplied and statements made to SunTrust in any financial or credit statement or application are true, correct, complete, valid and genuine in all material respects.

d.  [ ] (Check, if applicable) The Owner further represents that the Collateral is being acquired with funds simultaneously advanced to the Borrower by SunTrust, and such funds will be used for no other purpose.

e.  If Collateral will not be held by SunTrust, the primary Collateral location will be ______________________________. The Owner will maintain the Collateral in the above location(s). The Collateral shall not be permanently moved from the (a) location(s) without the prior written consent of SunTrust.

f.  The Owner represents and warrants, as applicable to the type of collateral pledged, that:

(i) The Collateral is valid and genuine and represents a bona fide, binding, legal obligation of the maker, issuer, or grantor, and all signatures are genuine;

(ii) The Collateral is in full force and effect and is not in default and no prepayments have been made on any note;

(iii) The Collateral is not subject to any assignment, claim, lien, right of setoff or security interest of any other party;

(iv)  Unless otherwise stated, the face amount on the Collateral is the correct amount actually and unconditionally due or to become due according to the terms of the Collateral, and such amount is not and will not become disputed or subject to any setoff, credit, deduction, or counterclaim;

(vi) If the Collateral is a secured note or other instrument, the lien or security interest represented thereby is not subject o a prior claim, lien, or security interest of any other party, unless otherwise stated herein, or in the document evidencing such security; and the security has been properly perfected by the filing or recording of all necessary financing statements, security instruments or other documents and the payment of all recording, transfer and other taxes and fees made in the appropriate public offices.

Choice of law. Owner agrees that certain material events and occurrences relating to this Security Agreement bear a reasonable relationship to the laws of Florida . This Security Agreement shall be governed by the laws of such jurisdiction and, unless applicable law provides otherwise, in the event of any legal proceeding arising out of or related to this Security Agreement, Owner consents to the jurisdiction and venue of any court located in such jurisdiction. Unless otherwise specified, "Uniform Commercial Code" as used herein shall refer to the Uniform Commercial Code of such jurisdiction, both current and as it may be amended or revised from time to time in the future.

Covenants and Agreements.

a.  The Owner shall furnish to SunTrust such financial and business information and reports in form and content satisfactory to SunTrust as and when SunTrust may from time to time require.

b.  The Owner, if a corporation, shall maintain its corporate existence, and if another entity shall maintain such entity standing, in each case in good standing and shall not consolidate or merge with or acquire the stock or other ownership interest of any other corporation or entity without the prior written consent of SunTrust; the Owner shall, at the request of SunTrust, qualify as a foreign corporation or other applicable entity and obtain all requisite licenses and permits in each jurisdiction where the Owner does business.

c.   The Owner shall notify SunTrust in writing at least 30 days prior to any change of its name or structure or change in its state of residence, jurisdiction of registration or organization, principal place of business or chief executive office.

d.   The Owner will not pledge or grant any security interest in any of the Collateral to anyone except SunTrust, or permit any  lien or encumbrance to attach to any of the Collateral, or any levy to be made on the Collateral, or any financing statement (except financing statements in favor of SunTrust) to be on file against the Collateral.

e.   Owner hereby constitutes and appoints any officer or employee of SunTrust as its true and lawful attorney-in-fact (i) to transfer the Collateral into SunTrust's name or the name of its nominee, but SunTrust's failure to do so shall not be interpreted to be a waiver of any interest, and (ii) to do and perform all other acts and things necessary, proper and requisite to carry out the intent of this Security Agreement. The power herein granted shall be deemed to be coupled with an interest and may not be revoked until the Obligations have been paid in full, including all expenses payable by Owner and no amounts may be re-borrowed.

f.  The Owner agrees to pay on demand all legal expenses including reasonable attorneys' fees (in the amount of 15% of the principal and interest secured hereby if this agreement is governed by the laws of Georgia), as permitted by applicable law, any appraisal fees and all expenses incurred or paid by SunTrust in protecting or enforcing the rights of SunTrust under this Security Agreement, including SunTrust's right to take possession of the Collateral and its proceeds, and to hold, prepare for sale, sell and dispose of the Collateral.

g.  This Security Agreement shall be a continuing agreement and shall remain in full force and effect irrespective of any interruptions in the business relations of the Borrower with SunTrust and shall apply to any ultimate balance which shall remain due by the Borrower to SunTrust; provided, however, that the Owner may by written notice terminate this Security Agreement with respect to all Obligations of the Borrower incurred or contracted by the Borrower or acquired by SunTrust after the date on which such notice is personally delivered to or mailed via registered mail to the SunTrust address set forth below and accepted by SunTrust.

h.  At any time, and from time to time, whether before or after default, without notice, and at the expense of the Owner, SunTrust in its name or in the name of its nominee or of the Owner, may, but shall not be obligated to:

(i)  Notify the obligors on any Collateral to make payment to SunTrust of any or all interest, principal payments and other sums now or hereafter payable upon or on account of the Collateral, may collect the same by legal proceedings or otherwise, and perform any contract or endorse in the name of the Owner any checks, drafts, notes, instruments or other documents which constitute the Collateral;

(ii)  Enter into any extension, reorganization, deposit, merger or consolidation agreement or any agreement in any way relating to or affecting the Collateral and in connection therewith may deposit or surrender control of the Collateral, accept other property in exchange for the Collateral and do and perform such acts and things as it may deem proper, and any money or property received in exchange for the Collateral may be either applied to any Obligations or may be held by SunTrust pursuant to the provisions of this Security Agreement;

(iii) Make any compromise or settlement it deems desirable or proper with reference to the Collateral;

(iv) Insure, process and preserve the Collateral; and

(v) Exercise as to the Collateral all the rights, powers and remedies of an owner without further consent of the Owner.

i.  SunTrust shall have no obligation or duty to collect or to present any of the Collateral for payment, redemption, or conversion to another class or type of security, or to sell or redeem any of the Collateral if it threatens to decline in value, or to exercise any other right whatsoever with respect to the Collateral, except pursuant to written instructions from the Owner which are acceptable to SunTrust in its reasonable discretion.

j.  SunTrust shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its control or possession if it takes such action for that purpose as Owner requests in writing, but failure of SunTrust to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of SunTrust to preserve or protect any rights in the Collateral against other parties, or to do any act with respect to the custody or preservation of the Collateral not so requested by Owner, shall be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral.

k.  Owner agrees to give SunTrust written directions as to specific action to take in the event the issuer of any security or any other person or entity takes action which will give the owner of the Collateral any choice to make with respect thereto. SunTrust may act or refuse to act in compliance with such directions in its reasonable discretion. In the event Owner fails to direct SunTrust as provided above in time to give SunTrust a reasonable time to act thereon, Owner will have and make no claim against SunTrust for such action or inaction.

l.  SunTrust shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to any of the Collateral or for informing Owner with respect to any such matters irrespective of whether SunTrust has, or may be deemed to have, knowledge thereof and irrespective of whether SunTrust may have exercised any right to have the Collateral registered in the name of SunTrust or its nominee.

m.  SunTrust shall be under no obligation to monitor the financial condition of the issuer of any Collateral; and Owner will stay informed of changes or potential changes affecting the Collateral (including, but not limited to rights to convert, rights to subscribe, payment of dividends or interest, reorganizations or other exchange, tender offers and voting rights) and Owner agrees that SunTrust shall not have any responsibility or liability to inform Owner of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

n.  Any and all payments, dividends, or other distributions (including stock redemption proceeds), or other securities in respect of or in exchange for Collateral consisting of securities, whether by way of dividends, stock dividends, recapitalization, mergers, consolidations, stock splits, combinations or exchanges of shares or otherwise, received by Owner shall be held by Owner in trust for SunTrust and Owner shall immediately deliver same to SunTrust in the exact form received (with any necessary endorsements) to be held as part of the Collateral; provided that Owner may retain ordinary interest and cash dividends unless and until SunTrust requests the same to be paid and delivered to SunTrust (which SunTrust may request either before or after the occurrence of an Event of Default) or until SunTrust has registered the Collateral in Sun Trust's name.

o.  Owner agrees that if the Collateral consists of securities or investment property and if the Collateral should hereafter decline in value or otherwise become unacceptable to SunTrust, and Owner and SunTrust have not entered into a separate written agreement concerning maintenance of the value or acceptability of the Collateral, Owner will grant to SunTrust, or cause to be so granted, within three (3) days after receiving written notice therefor from SunTrust, a security interest or lien in such additional property or assets as may be reasonably satisfactory to SunTrust in all respects. Owner agrees that if the Collateral should hereafter decline in value or otherwise become unacceptable to SunTrust, and Owner and SunTrust have entered into a written agreement concerning maintenance of the value or acceptability of the Collateral, then Owner shall provide SunTrust a security interest or lien in such additional property or assets in accordance with the provisions of said written agreement. In any event, Owner agrees to execute such documents or instruments and do all other acts and things, or cause such documents to be executed or things to be done, as SunTrust may reasonably request in order to properly take and perfect SunTrust's security interest or lien in such additional property or assets.

p. The Owner will defend the Collateral against the claims and demands of all parties. The Owner will not, without prior written consent of SunTrust, grant any security interest in the Collateral and will keep it free from any lien, encumbrance or security interest.

Additional Covenants and Agreements if Borrower is Different than Owner.

If Borrower is different than Owner, then so long as any of the Obligations remain outstanding or so long as this Security Agreement shall remain in effect Owner covenants and agrees as follows: (a) Owner hereby expressly consents to and adopts any agreements which Borrower has or will enter into with SunTrust regarding any of the Obligations or the Collateral; (b) Owner hereby agrees that the Collateral shall be subject to disposition in accordance with the terms and conditions of this Security Agreement and any agreements executed by Borrower in connection with any of the Obligations or the Collateral; (c) Owner will not be subrogated to SunTrust's rights to any other collateral and any proceeds thereof in which SunTrust holds a security interest to secure payment of any of the Obligations; (d) Owner agrees that SunTrust may at any time and from time to time, without notice to, or the consent of, Owner: (i) retain any of the Collateral in satisfaction of any of the Obligations to the extent permitted by applicable law, (ii) retain or obtain a security interest or lien in any property in addition to the Collateral to secure payment or performance of any of the Obligations, (iii) allow or cause any Obligations to be incurred, (iv) retain or obtain persons or entities that are primarily or secondarily obligated upon any of the Obligations other than the Borrower, (v) extend or renew any of the Obligations for any period (whether or not longer than the original term), (vi) release, compromise or modify any of the Obligations, (vii) release, in whole or in part, any person or entity primarily or secondarily obligated upon any of the Obligations or enter into any compromise with respect to the obligation of any such person or entity relative to any of the Obligations, (viii) fail to perfect or release, with or without consideration, SunTrust's security interest or lien on property other than the Collateral which may at any time secure payment or performance of any of the Obligations, (ix) accept substitutions or exchanges for any property other than the Collateral which may at any time secure payment or performance of any of the Obligations, (x) exercise its rights as a secured party and dispose of the Collateral without having first resorted to any property securing any of the Obligations other than the Collateral and without having first proceeded against or demanded payment from any person or entity primarily or secondarily obligated upon any of the Obligations; and (e) Owner specifically waives any and all rights pursuant to O.C.GA Sec. 10-7-24 or T.CA Sec. 47-12-101 et seq. if this Security Agreement is governed by the laws of Georgia or Tennessee and the same or similar provision contained in the Uniform Commercial Code of any other state or states which may govern this Security Agreement.

Events of Default. As used herein the term "Obligor" shall individually, collectively, jointly and severally refer to Borrower, Owner and any other person or entity that is primarily or secondarily liable upon all or any part of the Obligations secured hereby and any person or entity that has conveyed or may hereafter convey any security interest or lien to SunTrust in any real or personal property to secure payment of all or any part of the Obligations. Unless prohibited by applicable law, an "Event of Default" shall occur hereunder upon the occurrence of anyone or more of the following events or conditions:

a.  the failure by any Obligor to pay when due, whether by acceleration or otherwise, any sum constituting all or any part of the Obligations;

b.  the failure of any Obligor to perform any covenant, promise or obligation contained in this Security Agreement, any document evidencing any of the Obligations, or any other agreement to which any Obligor and SunTrust are parties;

c.  the breach of any of any Obligor's representations or warranties in this Security Agreement or any other agreement with SunTrust;

d.  the failure of any Obligor to pay when due any amount owed to any creditor other than SunTrust under a written agreement calling for the payment of money;

e.  the death, declaration of incompetency, dissolution, liquidation, merger, consolidation, termination or suspension of usual business of any Obligor;

f.  any person or entity, or any group of related persons or entities, shall have or obtain legal or beneficial ownership of a majority of the outstanding voting securities or rights or other ownership interest of any Obligor that is not a natural person, other than any person or entity, or any group of related persons or entities that has such majority ownership as of the date of this Security Agreement;

g.  the insolvency or inability to pay debts as they mature of any Obligor, the filing of any petition or the commencement of any proceeding by an Obligor for relief under any bankruptcy or insolvency law, or any law relating to the relief of debtors, readjustment of indebtedness, debtor reorganization, or composition or extension of debt;

h.  the entry of a judgment or the issuance or service of any attachment, levy or garnishment against any Obligor or the property of any Obligor or the repossession or seizure of property of any Obligor;

i.  any deterioration or impairment of the Collateral or any decline or depreciation in the value of the Collateral (whether actual or reasonably anticipated) which causes the Collateral in the judgment of SunTrust to become unsatisfactory as to character or value;

j.   determination by SunTrust that a material adverse change in the financial condition of any Obligor has occurred since the date of this Security Agreement;

k.  any Obligor commits fraud or makes a material misrepresentation at any time in connection with this Security Agreement, the Obligations or the Collateral;

l. the Collateral or any part thereof is located for more than thirty consecutive days outside the state or states in which the Collateral is to be located pursuant to this Security Agreement or if the Collateral or any part hereof is removed from such state with the intent that it will be located outside such state for more than thirty days;

m.  should the state of organization or registration of Owner (if an entity) change or

n.  any other act or circumstance occurs or exists which leads SunTrust to deem itself insecure.

Remedies Upon Default; Acceleration of Obligations. Unless prohibited by applicable law, the Obligations secured hereby shall automatically and simultaneously mature and become due and payable, without notice or demand, upon the filing of any petition or the commencement of any proceeding by or against an Obligor for relief under any bankruptcy or insolvency law, or any law relating to the relief of debtors, readjustment of indebtedness, debtor reorganization, or composition or extension of debt. Unless prohibited by applicable law, upon the occurrence of anyone or more of the other Events of Default described above, the Obligations secured hereby shall, at the option of SunTrust, immediately mature and become due and payable, without notice or demand. If all or any part of the Obligations secured hereby are not paid as and when due and payable, whether by acceleration or otherwise, then SunTrust may, at its option, without notice or demand of any kind: (a) transfer all or any part of the Collateral into the name of SunTrust or its nominee, at Owner's expense, with or without disclosing that such Collateral is subject to SunTrust's security interest; (b) enter upon premises upon which the Collateral is located and, to the extent permitted by law without legal process, take exclusive possession of the Collateral, and redeem the Collateral, or any part thereof (irrespective of redemption penalty); (c) appropriate and apply toward payment of such of the Obligations, and in such order of application, as SunTrust may from time to time elect, all or any part of any balances, credits, items or monies in any bank deposit or deposit account constituting a part of the Collateral; (d) sell the Collateral at public or private sale, either in whole or in part, and SunTrust may purchase the Collateral at any such public sale and at any private sale as permitted by law. Such sale shall result in the sale, conveyance and disposition of all right, title and interest of Owner in all or any part of the Collateral which is the subject of such a disposition and SunTrust is authorized as attorney-in-fact for Owner to sign and execute any transfer, conveyance or instrument in writing that may be necessary or desirable to effectuate any such disposition of the Collateral, which power shall be coupled with an interest; and (e) exercise all other rights of a secured party under the Uniform Commercial Code and all other rights under law or pursuant to this Security Agreement, all of which shall be cumulative. If any notification of intended disposition of any Collateral is required by law, reasonable notification shall be deemed given if written notice is deposited in the U.S. Mail, first class or certified postage prepaid, addressed to Owner and such other persons or entities as SunTrust deems to be appropriate, stating all items required by applicable statutes, including the time and place of any public sale or the time after which any private sale or disposition is to be made, at least ten (10) days prior thereto. The proceeds of any disposition of the Collateral shall be applied in the following order (i) First, to pay all costs and expenses associated with the retaking, holding, preparation and disposition of the Collateral; (ii) Then to pay attorneys' fees; (iii) Next, to pay all accrued but unpaid interest upon the Obligations in such order as SunTrust may determine in its discretion; and (iv) Finally, to all unpaid principal outstanding upon the Obligations, whether or not due and payable, in such order as SunTrust may determine in its discretion. Any remaining surplus shall be paid to Owner or otherwise in accordance with law. If the proceeds of such disposition are insufficient to pay the Obligations in full, Borrower and all other persons or entities liable thereon shall remain fully obligated to SunTrust for the unpaid balance thereof.

Execution by More than One Party. The term "Owner" as used in this Security Agreement shall, if this instrument is signed by more than one party, mean the "Owner and each of them" and each shall be jointly and severally obligated and liable. If any party is a partnership or limited liability company, the agreements and obligations on the part of the Owner shall remain in force and applicable regardless of any changes in the parties composing the partnership or limited liability company and the term .Owner" shall include any altered or successive partnership or limited liability company and the predecessor partnership or limited liability company and its partners or members/managers shall not be released from any obligation or liability.

Waivers by the Owner. To the extent permitted by applicable law, the Owner hereby waives (a) notice of acceptance of this Agreement and of any extensions or renewals of credit by SunTrust to the Borrower; (b) presentment and demand for payment of the Obligations; (c) protest and notice of dishonor or default to the Owner or to any other party with respect to the Obligations; (d) all other notices to which the Owner might otherwise be entitled; and (e) if for business purposes, the benefit of any homestead exemption. To the extent permitted by applicable law, the Owner further waives any right to require that any action be brought against the Borrower or any other party, the right to require that resort be had to any security or to any balance of any deposit account or credit on the books of SunTrust in favor of the Borrower or any other party, the right to redeem the Collateral and to object to SunTrust's proposal to retain the Collateral in satisfaction of any of Obligations and any right to obtain injunctive or other relief relative to SunTrust's sale or other disposition of the Collateral and to recover losses caused by SunTrust's failure to approve or correct any list of Collateral provided to SunTrust for any purpose by any person or entity. Owner waives all rights, claims and defenses based on principles of suretyship.

No Obligation to Extend Credit. This Security Agreement shall not be construed to impose any obligation on SunTrust to extend or continue to extend any credit at any time.

Indemnity. The Owner agrees to indemnify and hold harmless SunTrust, its subsidiaries, successors, and assigns and their respective agents, directors, employees, and officers from and against any and all complaints, claims, defenses, demands, actions, bills, causes of action (including, without limitation, costs and reasonable fees), and losses of every nature and kind whatsoever, which may be raised or sustained by any directors, officers, employees, shareholders, creditors, regulators, successors in interest, or receivers of the Borrower or any third party as a result of or arising out of, directly or indirectly, SunTrust extending credit as evidenced by the Obligations to the Borrower, and taking the Collateral as security for the Obligations, and the Owner agrees to be liable for any and all judgments which may be recovered in any such action, claim, proceeding, suit, or bill, including any compromise or settlement thereof, and defray any and all expenses, including, without limitation, costs and attorneys' fees, that may be incurred in or by reason of such actions, claims, proceedings, suits, or bills. This obligation to indemnify shall survive the payment of the Obligations and the satisfaction of this Security Agreement.

Financing Statements and Additional Documentation. SunTrust is authorized to file such financing statements and amendments as SunTrust deems necessary to perfect, continue or assure its security interest in the Collateral and the Owner hereby ratifies any financing statement filed previously by SunTrust. The Owner will deliver such instruments of future assignment or assurance, and such other agreements, as SunTrust may from time to time request to carry out the intent of this Security Agreement, and will join with SunTrust in executing any documents in form satisfactory to SunTrust, and hereby authorizes SunTrust to sign for Owner, or to file without signature, any financing statements, amendments and other documents and instruments from time to time as SunTrust may deem advisable, and pay any cost of filing the same, including all recordation, transfer, indebtedness and other taxes and fees, deemed advisable by SunTrust.

Successor in Interest; SunTrust as Collateral Agent. This Security Agreement shall be binding upon the Owner, its successors and assigns, and the benefits hereof shall inure to SunTrust, its successors and assigns. Notwithstanding the foregoing, Owner shall not assign Owner's rights or obligations under this Security Agreement without SunTrust's prior written consent. SunTrust Bank shall serve as collateral agent on behalf of itself and present and future affiliates.

Miscellaneous. (a) Each and every power given herein is coupled with an interest and is irrevocable by death or otherwise. (b) The captions of the paragraphs of this Security Agreement are for convenience only and shall not be deemed to constitute a part hereof or used in construing the intent of the parties. (c) If any part of any provision of this Security Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Security Agreement. (d) This Security Agreement shall not be modified or amended except in a writing signed by Owner and SunTrust. (e) All representations, warranties, covenants and agreements contained herein or made in writing by Owner in connection herewith shall survive the execution and delivery of this Security Agreement and any and all notes, other agreements, documents and writings relating to or arising out of any of the foregoing or any of the Obligations. (f) All rights and remedies of SunTrust expressed herein are in addition to all other rights and remedies possessed by SunTrust under applicable law or other agreements, including rights and remedies under any other agreement or instrument relating to any of the Obligations or any security therefor. (g) No waiver by SunTrust of any of its rights or remedies or of any default shall operate as a waiver of any other right or remedy or of any other default or of the same right or remedy or of the same default on a future occasion. No delay or omission on the part of SunTrust in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by SunTrust of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No action of SunTrust permitted hereunder or under any agreement or instrument relating to any of the Obligations or any security therefor shall impair or affect the rights of SunTrust in and to the Collateral. (h) All terms as defined herein shall include both the plural and singular, where applicable. (i) All notices or communications given to Owner or SunTrust pursuant to the terms of this Security Agreement shall be in writing and given to Owner and SunTrust at the address set forth below. Unless otherwise specifically provided herein to the contrary, such written notices and communications shall be delivered by hand or overnight courier service, or mailed by first class mail, postage prepaid, addressed to the parties hereto at the addresses referred to herein or to such other addresses as either party may designate to the other party by a written notice given in accordance with the provisions of this Security Agreement. Any written notice delivered by hand or by overnight courier service shall be deemed given or received upon receipt. Any written notice delivered by U.S. Mail shall be deemed given or received on the third (3rd) business day after being deposited in the U.S. Mail. (j) SunTrust shall not be responsible or liable for its failure to give notice to Owner of any default in the payment of any amounts that might become due and owing with respect to the Collateral nor shall SunTrust be responsible or liable for SunTrust's failure to collect any amounts payable with respect to the Collateral. (k) SunTrust shall be under no obligation to monitor the market value of any Collateral, to advise the Owner of such market value, or to take any action whatsoever to preserve the value of any Collateral by selling, exchanging or otherwise disposing of such Collateral in order to avoid any loss to the Owner resulting from a decline in the market value of such Collateral. (l) SunTrust shall be under no obligation to pay any amounts owing with respect to any Collateral. (m) This Agreement is in addition to and not in replacement of any other agreement between Owner and SunTrust. (n) The term Owner shall include all persons signing below as Owner and the obligation of such Owners hereunder shall be their joint and several obligations.

Notice: This Section Does Not Apply To Transactions Governed by the Laws of North Carolina or West Virginia.

WAIVER OF JURY TRIAL. OWNER AND SUNTRUST HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS SECURITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUNTRUST ENTERING INTO OR ACCEPTING THIS SECURITY AGREEMENT. FURTHER, OWNER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF SUNTRUST, NOR SUNTRUST'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUNTRUST WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

The undersigned have executed this Security Agreement as of the date first written above.

Signature(s) of Non-Individual Owner(s)                    Signature(s) of Non-Individual Owners

_____________________________       (seal)        LRM Industries, LLC_________________
Owner's Signature                                                     Owner's Signature

______________________________       (seal)        By:_______________________________
Owner's Signature

_______________________________     (seal)       John W. Verbicky, President and CEO_____
Owner's Signature                                                      Name and title, printed or typed

_______________________________    (seal)        _______________________________
Owner's Signature                                                      Owner

By:_____________________________

_______________________________
Name and title, printed or typed

Addresses

Owner Address for Purpose of Notice: 135 Gus Hipp Blvd., Rockledge, FL 23955-4750

SunTrust Address for Purpose of Notice: 211 Perimeter Center Parkway, Suite 100, Atlanta, GA 30346